UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 8, 2022

AMERICOLD REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Americold Realty Trust: Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Americold Realty Trust:  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2022, the Company made grants under the Company’s 2017 Equity Incentive Plan (the “Plan”) of 32,939 time-based Operating Partnership Profits Units (“OP Units”) and 98,816 performance-based Operating Partnership Profits Units (“Performance OP Units”) to George F. Chappelle Jr. in connection with his appointment as Chief Executive Officer of the Company. The description of the award agreements below is a summary only and is qualified in its entirety by the complete award agreements filed as exhibits to this Current Report on Form 8-K.

OP Units.

The OP Units will vest 33.33% on each of March 8, 2023, 2024 and 2025, provided that Mr. Chappelle has not incurred a Termination of Service (as defined in the Plan) as of the applicable vesting date. Except as provided below, upon Mr. Chappelle’s termination for any reason all unvested OP Units shall be automatically forfeited.

If Mr. Chappelle’s Termination of Service occurs as a result of a Termination of Service by the Company without Cause or a Termination of Service by Mr. Chappelle for Good Reason (each as defined in the Americold Logistics LLC Executive Severance Benefits Plan (the “Executive Severance Benefits Plan”) previously filed with the SEC) any OP Units that would have vested on the next scheduled vesting date following the date of termination will immediately vest.

If Mr. Chappelle retires, all unvested OP Units will remain outstanding and eligible to vest on the scheduled vesting date(s) following the date of Retirement, provided that Mr. Chappelle continues to comply with the terms of any confidentiality, non-solicitation and non-competition agreement with the Company. Upon the breach of any such agreement, all unvested OP Units will be forfeited. For purposes of the OP Units award, Retirement means Mr. Chappelle’s election to terminate his service in connection with his retirement from continued employment and he has attained the age of 65, or he has continued to serve as CEO of the Company until such time as the Company’s Board of Trustees has appointed a CEO to replace him, in each case provided that no facts, circumstances or events exist which would give the Company as basis to effect a Termination of Service for Cause, as defined in the Executive Severance Benefits Plan.

If, within the 24-month period following a Change in Control (as defined in the Executive Severance Benefits Plan), Mr. Chappelle is terminated without cause or for Good Reason, all unvested OP Units will immediately vest.

If Mr. Chappelle’s termination occurs as a result of his death or disability, then all unvested, time-based OP Units will fully vest, provided that Mr. Chappelle or his estate, as applicable, executes and delivers a general release of claims in favor of the Company.
Performance OP Units.

The Performance OP Units will vest based upon the Company’s relative total shareholder return compared to the total shareholder return of companies in the MSCI U.S. REIT Index on January 1, 2022 at the end of the Performance Period (January 1, 2022 to December 31, 2024) provided that Mr. Chappelle has not incurred a Termination of Service (as defined in the Plan) as of the applicable vesting date. Except as provided below, upon Mr. Chappelle’s termination for any reason all unvested OP Units shall be automatically forfeited.

If Mr. Chappelle’s Termination of Service occurs as a result of a Termination of Service by the Company without Cause or a Termination of Service by Mr. Chappelle for Good Reason, or if Mr. Chappelle has met Retirement eligibility, a pro-rated portion of the Performance OP Units shall remain outstanding and eligible to vest based on actual performance through the last day of the Performance Period, based on the number of days in the Performance Period that Mr. Chappelle was employed provided that Mr. Chappelle continues to comply with the terms of any confidentiality, non-solicitation and non-competition agreement with the Company. Upon the breach of any such agreement, all unvested Performance OP Units will be forfeited. If Mr. Chappelle has met the Enhanced Retirement eligibility all of the Performance OP Units will remain outstanding and eligible to vest based on actual performance through the last day of the Performance Period. For purposes of the award, Retirement means Mr. Chappelle’s retirement from continued employment and has attained the age of 65. Enhanced Retirement means the Mr. Chappelle has continued to serve as the CEO of the Company until the Board of Trustees has appointed a CEO to replace him.

If, within the 24-month period following a Change in Control, Mr. Chappelle is terminated by the Company without Cause or by Mr. Chappelle for Good Reason, the Performance OP Units shall immediately become vested based on the Target Performance level.

If Mr. Chappelle’s termination is as a result of his death or Disability, a pro-rated portion of the Performance OP Units shall become immediately vested at Target Performance Level, regardless of the Company’s actual performance), based on the number of days during the Performance Period that Mr. Chappelle was employed, provided that Mr. Chappelle or his estate, as applicable, executes and delivers a general release of claims in favor of the Company.

Item 8.01 — Other Events

The Board of Trustees of Americold Realty Trust (the “Company”) has scheduled its Annual Meeting of Shareholders for 2022 (the “2022 Annual Meeting”), to be held at the St. Regis Atlanta, 88 West Paces Ferry Road, Atlanta, Georgia 30305, on Tuesday, May 17, 2022. The Board has fixed the close of business on March 21, 2022, as the record date for the determination of shareholders entitled to notice of and to vote at the 2022 Annual Meeting and at any adjournment(s), postponement(s) or other delay(s) thereof.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Form of Time-Based OP Unit Award Agreement
10.2#	Form of Performance-Based OP Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# This document has been identified as a management contract or compensatory plan or arrangement.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 14, 2022

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President